Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ] Soliciting Material under Rule 14a-12

Vanguard World Fund

(Name of Registrant as Specified in its Declaration of Trust)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)Amount previously paid:

(2)Form, schedule or registration statement no.:

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(4)Date filed:

P.O. Box 982901 El

Paso, TX 79998-2901

Don’t miss out: Vote your shares for the Vanguard funds’ proxy by November 4, 2025

Dear Vanguard Client,

This notice follows up on important information that you previously received regarding your investment in the Vanguard Financials Index Fund and/or Vanguard Health Care Index Fund.

Shareholders of these Vanguard funds as of the record date of August 26, 2025, are being asked to vote on a proposal to change the diversiﬁcation status for these Vanguard funds.

It is imperative that shareholders cast their vote prior to November 4th, 2025.

This letter is being sent to you because you are a shareholder of record of the applicable fund(s), and we have not received your vote.

VOTE NOW BY CALLING

855-202-9440

Please call Broadridge Financial Solutions Inc., the proxy solicitor of the Vanguard funds, toll-free at the number listed above between 9:00 a.m. and 10:00 p.m., Eastern Time, Monday through Friday.

Prompt voting ensures that the funds receive enough votes to reach quorum, which is required to hold the virtual Joint Special Meeting of Shareholders (the “Meeting”) on November 4th, 2025. If quorum cannot be reached, the funds will have to adjourn the Meeting and send additional communications to shareholders to try to get more votes—a process that would result in additional costs for the funds and thus the funds’ shareholders.

If you have any questions about the proxy or the Meeting, please call Please call Broadridge Financial Solutions Inc. toll-free at 855-202-9440.

Thank you for voting.

Connect with Vanguard® > vanguard.com

Legal notices

For more information about Vanguard funds, visit vanguard.com to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest.

© 2025 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor of the Vanguard Funds.	CTALTR 012025

Issues concerning your Vanguard funds investment are up for a vote.

Please vote your proxy now!

Vanguard Funds:

Vanguard Health Care Index Fund

Vanguard Financials Index Fund

Dear valued investor,

We have yet to receive your proxy voting instructions for the upcoming Vanguard funds shareholder meeting.

Make your voice heard! Vote today so we can avoid adjournment of the special shareholder meeting scheduled on November 4, 2025.

Join your fellow shareholders and vote now using any of the methods listed.

If you have questions or need assistance, call 1-855-202-9440 and a proxy specialist will be happy to assist you.

We appreciate your investment—and thank you for voting.

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

We offer four easy ways to vote

Go to www.proxyvote.com

Without a proxy card

Call 1-855-202-9440

(Weekdays 9am to 10pm ET)

With a proxy card

Access the automated system

using a touch-tone phone Call the number located on your ballot

Scan the QR code on the

enclosed proxy card

Mark, sign and date the

enclosed ballot and mail in

the envelope provided

Vanguardfunds2025